                                                                      Exhibit 11

                             HARLEY-DAVIDSON, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                             ASSUMING NO DILUTION
                                  (Unaudited)
                   (In thousands, except per share amounts)

                                                                          Year Ended December 31,
                                                                       1995        1994        1993
                                                                     --------    --------    --------
Computation of net income (loss)
- --------------------------------
Income from continuing operations before accounting changes          $111,050    $ 96,221    $ 76,319
Income (loss) from discontinued operations                              1,430       8,051     (57,904)
Accounting changes, net of tax                                             --          --     (30,300)
                                                                     --------    --------    --------
Net income (loss) used in computing earnings per common
  share assuming no dilution                                         $112,480    $104,272    $(11,885)
                                                                     ========    ========    ========
Weighted average common shares outstanding and shares used in
  computing earnings (loss) per common share assuming no dilution      75,085      76,198      75,900
                                                                     ========    ========    ========
Earnings (loss) per common share assuming no dilution:
    Income from continuing operations before accounting changes      $   1.48    $   1.26    $   1.00
    Income (loss) from discontinued operations                            .02         .11        (.76)
    Accounting changes, net of tax                                         --          --        (.40)
                                                                     --------    --------    --------
    Net income (loss)                                                $   1.50    $   1.37    $   (.16)
                                                                     ========    ========    ========

                             HARLEY-DAVIDSON, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                            ASSUMING FULL DILUTION
                                  (Unaudited)
                   (In thousands, except per share amounts)

                                                                          Year Ended December 31,
                                                                       1995        1994        1993
                                                                     --------    --------    --------
Computation of net income (loss)
- --------------------------------
Income from continuing operations before accounting changes          $111,050    $ 96,221    $ 76,319
Income (loss) from discontinued operations                              1,430       8,051     (57,904)
Accounting changes, net of tax                                             --          --     (30,300)
                                                                     --------    --------    --------
Net income (loss) used in computing earnings per common
  share assuming full dilution                                       $112,480    $104,272    $(11,885)
                                                                     ========    ========    ========
Computation of shares
- ---------------------
Weighted average common shares outstanding                             75,085      76,198      75,900
Incremental shares created assuming exercise at the beginning of the period of stock options outstanding at the end of the
  period using period-end market price when higher than average         1,017       1,025          --*
                                                                     --------    --------    --------
Shares used in computing earnings (loss) per common share
  assuming full dilution                                               76,102      77,223      75,900
                                                                     ========    ========    ========
Earnings (loss) per common share assuming full dilution:
    Income from continuing operations before accounting changes      $   1.46    $   1.25    $   1.00
    Income (loss) from discontinued operations                            .02         .10        (.76)
    Accounting changes, net of tax                                         --          --        (.40)
                                                                     --------    --------    --------
    Net income (loss)                                                $   1.48    $   1.35    $   (.16)
                                                                     ========    ========    ========

  * Earnings (loss) per common share assuming full dilution generally includes the dilutive effect of outstanding stock options. During 1993, the effect of stock options had an antidilutive effect and, accordingly, was excluded from the calculations.